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EXHIBIT 10.3: Employment Agreement between Registrant and Brian Campbell.

                             EMPLOYMENT AGREEMENT

   THIS AGREEMENT, dated as of January 31, 2000, is between EarthWeb Inc., a Delaware corporation ("Company"), with its principal place of business at 3 Park Avenue, New York, NY, and Brian Campbell ("Employee")

   In consideration of Company securing the services of Employee and Employee's undertaking employment with Company, Company and Employee hereby agree to be bound by and comply with the following terms and conditions and agree as follows:

   Section 1. At-Will Employment. Employee acknowledges and agrees that his/her employment status is that of an employee-at-will and that Employee's employment may be terminated by Company or Employee at any time with or without cause, subject to the terms and conditions in the Addendum hereto

   Section 2. Compensation. In consideration of the services to be rendered hereunder, Employee shall be paid in accordance with the Addendum hereto.

   Section 3. Employee Inventions and Ideas.

          (a) Employee will maintain current and adequate written records on the development of, and disclose to Company, all Inventions (as herein defined). "Inventions" shall mean all ideas, potential marketing and sales relationships, inventions, copyrightable expression, research, plans for products or services, marketing plans, computer software (including, without limitation, source code), computer programs, original works of authorship, characters, know-how, trade secrets, information, data, developments, discoveries, improvements, modifications, technology, algorithms and designs, whether or not subject to patent or copyright protection, made, conceived, expressed, developed, or actually or constructively reduced to practice by Employee solely or jointly with others during the term of Employee's employment with Company, which refer to, are suggested by, or result from any work which Employee may do during his employment, or from any information obtained from Company or any affiliate of Company.

          (b) The Inventions shall be the exclusive property of Company, and Employee acknowledges that all of said Inventions shall be considered as "work made for hire" belonging to Company. To the extent that any such Inventions, under applicable law, may not be considered work made for hire by Employee for Company, Employee hereby agrees to assign and, upon its creation, automatically and irrevocably assigns to Company, without any further consideration, all right, title and interest in and to such materials, including, without limitation, any copyright, other intellectual property rights, moral rights, all contract and licensing rights, and all claims and causes of action of any kind with respect to such materials. Company shall have the exclusive right to use the Inventions, whether original or derivative, for all purposes without additional compensation to Employee. At Company's expense, Employee will assist Company in every proper way to perfect Company's rights in the Inventions and to protect the Inventions throughout the world, including, without limitation, executing in favor of Company or any designee(s) of Company patent, copyright, and other applications and assignments relating to the Inventions. Employee agrees not to challenge the validity of the ownership by Company or its designee(s) in the Inventions.

          (c) Should Company be unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to Employee's mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by Employee.


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  Section 4. Proprietary Information.

          (a) Employee will not disclose or use, at any time either during or after the term of employment, except at the request of Company or an affiliate of Company, any Confidential Information (as herein defined). "Confidential Information" shall mean all Company proprietary information, technical data, trade secrets, and know-how, including, without limitation, research, product plans, customer lists, customer preferences, marketing plans and strategies, software, developments, inventions, discoveries, processes, ideas, formulas, algorithms, technology, designs, drawings, business strategies and financial data and information, including but not limited to Inventions, whether or not marked as "Confidential." "Confidential Information" shall also mean any and all information received by Company from customers, vendors and independent contractors of Company or other third parties subject to a duty to be kept confidential.

          (b) Employee hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, Convertible Notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Confidential Information as defined in Section 4(a) above, and equipment furnished to or prepared by Employee in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Inventions, belong to Company and shall be promptly returned to Company upon termination of employment. Following termination, Employee will not retain any written or other tangible or electronic material containing any Confidential Information or information pertaining to any Invention.

  Section 5. Limited Agreement Not to Compete

          (a) While employed by Company and for a period of nine (9) months after the termination of Employee's employment with Company, Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business that is competitive with the business of Company. Notwithstanding the foregoing, Employee may own less than two percent (2%) of any class of stock or security of any corporation, which competes with Company listed on a national securities exchange.

          (b) While employed by Company and for a period of twelve (12) months after the termination of Employee's employment with Company, Employee shall not, directly or indirectly, solicit for employment any person who was employed by Company at the time of Employee's termination from Company.

  Section 6. Company Resources. Other than for incidental personal use, Employee may not use any Company equipment for personal purposes without written permission from Company. Employee may not give access to Company's offices or files to any person not in the employ of Company without written permission of Company.

  Section 7. Post-Termination Period. Because of the difficulty of establishing when any idea, process or invention is first conceived or developed by Employee, or whether it results from access to Confidential Information or Company's equipment, facilities, and data, Employee agrees that any idea, invention, research, plan for products or services, marketing plan, computer software (including, without limitation, source code), computer program, original work of authorship, character, know-how, trade secret, information, data, developments, discoveries, technology, algorithm, design, patent or copyright, or any improvement, rights, or claims related to the foregoing, shall be presumed to be an Invention if it is conceived, developed, used, sold, exploited or reduced to practice by Employee or with the aid of Employee within one (1) year after termination of employment. Employee can rebut the above presumption if he/she proves that the idea, process or invention (i) was first conceived or developed after termination of employment, (ii) was conceived or developed entirely on Employee's own time without using Company's equipment, supplies, facilities, personnel or Confidential Information, and (iii) did not result from or is not derived directly or indirectly, from any work performed by Employee for Company or from work performed by another employee of the Company to which Employee had access.

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   Section 8. Injunctive Relief. Employee agrees that the remedy at law for any breach of the provisions of Section 3, Section 4 or Section 5 of this Agreement shall be inadequate, the Company will suffer immediate and irreparable harm, and Company shall be entitled to injunctive relief in addition to any other remedy at law which Company may have.

   Section 9. Severability. In the event any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement shall remain in full force and effect.

   Section 10. Survival. Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 14,
and the Addendum shall survive the termination of this Agreement.

   Section 11. Representations and Warranties. Employee represents and warrants that Employee is not under any obligations to any third party which could interfere with Employee's performance under this Agreement, and that Employee's performance of his obligations to Company during the term of his employment with Company will not breach any agreement by which Employee is bound not to disclose any proprietary information including, without limitation, that of former employers; provided that notwithstanding the foregoing, in the event employee determines that an action which the Company requests him to pursue would cause him to so violate any such agreement, so informs the Company, and the Company instructs him to proceed with such action, Employees proceeding with such action shall not be deemed to be a violation of this representation and warranty.

   Section 12. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law rules.

   Section 13. Not Used

   Section 14. General. This Agreement supersedes and replaces any existing agreement between Employee and Company relating generally to the same subject matter, and may be modified only in a writing signed by the parties hereto. Failure to enforce any provision of the Agreement shall not constitute a waiver of any term herein. This Agreement contains the entire agreement between the parties with respect to the subject matter herein. Employee agrees that he/she will not assign, transfer, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any purported assignment, transfer, or disposition shall be null and void. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other corporation, or the sale by Company of all or substantially all of its properties or assets, or the assignment by Company of this Agreement and the performance of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated.

   Section 15. Employee Acknowledgement. Employee acknowledges (i) that he/she has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he/she has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

AGREED TO BY:

EARTHWEB INC.                        Brian Campbell

Sign: _________________________  ______________________________________________
Sign: _________________________  ______________________________________________

Date: _________________________  ______________________________________________
Date: _________________________  ______________________________________________

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Addendum to Employment Agreement--Brian Campbell (employee)

Section 1

                           Title and Job Description

   The Employee shall be employed on a full-time basis, as Vice President and General Counsel and, in such capacity, shall be the chief legal officer of the Company and responsible for the operation of the legal department and any other responsibilities reasonably assigned by the Company from time to time.

   In such capacity and in the performance of his or her duties hereunder, the Employee shall as appropriate under the circumstances, report to the board of directors, the chief executive officer, the president, the chief financial officer and/or other select officers, on legal issues affecting the Company and the operation of the legal department.

   The Employee shall be located in EarthWeb's New York offices currently located in New York City or within 40 miles of New York City.

Severance

   If, at any time during the first year of the term of the Employment Agreement, (i) Company terminates Employee's employment without "cause", or
(ii) a "change of control" occurs and thereafter the Employee is terminated, or after a change in control, employee voluntarily terminates his employment with the company for "good reason." Company shall pay Employee a lump sum equal to fifty percent (50%) of Employee's annual base salary. If any such event occurs after the first anniversary of the Employment Agreement, Company shall pay Employee a lump sum equal to seventy-five (75%) of Employee's annual base salary.

   For the purpose of this section, "cause" is defined as: embezzlement; misappropriation of funds; conviction of a felony or commission of any act which would rise to the level of a felony; commission of other acts of dishonesty, fraud or deceit; material breach of any provision of this Agreement; habitual or willful neglect of duties; breach of fiduciary duty to the Company involving personal profit; or significant violation of Company policy or other contractual, statutory or common law duties to the Company.

   "Good Reason" shall exist if Company, without Employee's consent, materially reduces Employee's base salary or total package of annual compensation and benefits, materially diminishes Employee's position, authority, duties or responsibilities or requires Employee to report to an office that is more than 40 miles from the office to which Employee regularly reports.

                               Change of Control

   For the purpose of this section, a "Change of Control" shall be defined as:

  a.  sale of all or substantially all the assets of the company.

  b. complete merger with or acquisition of another company resulting in which EarthWeb is not the surviving company.

 In the event of a "Change of Control," Employee shall be entitled to additional vesting of fifteen percent (15%) of previously granted unvested stock options.

Section 2

Compensation

   In consideration of the services to be rendered hereunder: Employee shall be paid an annual base salary of $175,000 per year plus a bonus (prorated based on period of service in year of hire) of up to 25% of employees annual base salary. Bonus compensation will be determined by the Chief Financial Officer and the Board of Directors.

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   Employee shall receive 40,000 Stock Options to be granted on the administration date following date of employment, made pursuant to the terms and conditions of EarthWeb's 1998 Stock Incentive Plan, and option-granting documents and subject to approval by the board.

AGREED TO BY:

EARTHWEB INC.                        Brian Campbell

Sign: _________________________  ______________________________________________
Sign: _________________________  ______________________________________________

Date: _________________________  ______________________________________________
Date: _________________________  ______________________________________________

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